                                                                  EXHIBIT 10.38

                                                               [CONFORMED COPY]
--------------------------------------------------------------------------------


                                 $4,000,000,000

                                     364-DAY

                                CREDIT AGREEMENT

                                   dated as of

                                   May 4, 2001

                                      among

                           Qwest Capital Funding, Inc.
                                Qwest Corporation
                     Qwest Communications International Inc.

                             The Banks Listed Herein

                                       and

                             Bank of America, N.A.,
                             as Administrative Agent


--------------------------------------------------------------------------------


                 Banc of America Securities LLC and JPMorgan, a
                       division of Chase Securities Inc.,
                              Joint Lead Arrangers
                              and Joint Bookrunners

                          Salomon Smith Barney Inc. and
                                 Commerzbank AG,
                                  Co-Arrangers

                            The Chase Manhattan Bank
                                Syndication Agent

                               Citibank, N.A., and
                                 Commerzbank AG,
                             Co-Documentation Agents

                                TABLE OF CONTENTS


                                                                                             PAGE
                                                                                             ----

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  The Definitions..................................................................1
SECTION 1.02.  Accounting Terms and Determinations.............................................12
SECTION 1.03.  Types of Borrowings.............................................................12

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  Commitments to Lend.............................................................13
SECTION 2.02.  Notice of Committed Borrowing...................................................15
SECTION 2.03.  Money Market Borrowings.........................................................15
SECTION 2.04.  Notice to Banks; Funding of Loans...............................................19
SECTION 2.05.  Notes...........................................................................20
SECTION 2.06.  Maturity of Loans...............................................................21
SECTION 2.07.  Interest Rates..................................................................21
SECTION 2.08.  Facility Fees...................................................................23
SECTION 2.09.  Termination or Reduction of Commitments.........................................24
SECTION 2.10.  Method of Electing Interest Rates...............................................24
SECTION 2.11.  Prepayments.....................................................................25
SECTION 2.12.  General Provisions as to Payments...............................................26
SECTION 2.13.  Funding Losses..................................................................27
SECTION 2.14.  Computation of Interest and Fees................................................27
SECTION 2.15.  Change of Control...............................................................27

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  Closing.........................................................................28
SECTION 3.02.  All Borrowings..................................................................29

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power...................................................30
SECTION 4.02.  Corporate and Governmental Authorization; No
         Contravention.........................................................................30
SECTION 4.03.  Binding Effect..................................................................30
SECTION 4.04.  Financial Information...........................................................30
SECTION 4.05.  Litigation......................................................................31

                                                                                             PAGE
                                                                                             ----
SECTION 4.06.  Compliance with ERISA...........................................................31
SECTION 4.07.  Environmental Matters...........................................................31
SECTION 4.08.  Taxes...........................................................................32
SECTION 4.09.  Subsidiaries....................................................................32
SECTION 4.10.  Not an Investment Company.......................................................32
SECTION 4.11.  Full Disclosure.................................................................32

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  Information.....................................................................33
SECTION 5.02.  Maintenance of Property; Insurance..............................................35
SECTION 5.03.  Maintenance of Existence........................................................35
SECTION 5.04.  Compliance with Laws............................................................35
SECTION 5.05.  Inspection of Property, Books and Records.......................................36
SECTION 5.06.  Debt Coverage...................................................................36
SECTION 5.07.  Negative Pledge.................................................................36
SECTION 5.08.  Consolidations, Mergers and Sales of Assets.....................................37
SECTION 5.09.  Use of Proceeds.................................................................37

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  Events of Default...............................................................37
SECTION 6.02.  Notice of Default...............................................................40

                                    ARTICLE 7
                                    THE AGENT

SECTION 7.01.  Appointment and Authorization...................................................40
SECTION 7.02.  Agent and Affiliates............................................................40
SECTION 7.03.  Action by Agent.................................................................41
SECTION 7.04.  Consultation with Experts.......................................................41
SECTION 7.05.  Delegation of Duties............................................................41
SECTION 7.06.  Liability of Agent..............................................................41
SECTION 7.07.  Indemnification.................................................................42
SECTION 7.08.  Credit Decision; Disclosure of Information by Agent.............................42
SECTION 7.09.  Successor Agent.................................................................42
SECTION 7.10.  Agent's Fee.....................................................................43

                                                                                             PAGE
                                                                                             ----

                                    ARTICLE 8
                            CHANGES IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair........................43
SECTION 8.02.  Illegality......................................................................44
SECTION 8.03.  Increased Cost and Reduced Return...............................................44
SECTION 8.04.  Taxes...........................................................................46
SECTION 8.05.  Domestic Loans Substituted for Affected Euro-Dollar
         Loans.................................................................................48
SECTION 8.06.  Substitution of Bank............................................................48

                                    ARTICLE 9
                                    GUARANTY

SECTION 9.01.  The Guaranty....................................................................48
SECTION 9.02.  Guaranty Unconditional..........................................................49
SECTION 9.03.  Discharge Only upon Payment in Full; Reinstatement In
         Certain Circumstances.................................................................50
SECTION 9.04.  Waiver by the Company...........................................................50
SECTION 9.05.  Subrogation.....................................................................50
SECTION 9.06.  Stay of Acceleration............................................................50

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.  Notices........................................................................50
SECTION 10.02.  No Waivers.....................................................................51
SECTION 10.03.  Expenses; Indemnification......................................................51
SECTION 10.04.  Sharing of Set-offs............................................................52
SECTION 10.05.  Amendments and Waivers.........................................................52
SECTION 10.06.  Successors and Assigns.........................................................53
SECTION 10.07.  Termination of Existing Credit Agreement.......................................55
SECTION 10.08.  Governing Law; Submission to Jurisdiction......................................56
SECTION 10.09.  Counterparts; Integration; Effectiveness.......................................56
SECTION 10.10.  WAIVER OF JURY TRIAL...........................................................56
SECTION 10.11.  Confidentiality................................................................56
SECTION 10.12.  No Reliance on Margin Stock....................................................57
SECTION 10.13.  Syndication and Co-Documentation Agents........................................57

Pricing Schedule

Schedule 4.05  -  Litigation

Schedule 4.07  -  Environmental Matters

Exhibit A -  Note

Exhibit B -  Money Market Quote Request

Exhibit C -  Invitation for Money Market Quotes

Exhibit D -  Money Market Quote

Exhibit E -  Opinions of Counsel for the Company and the Borrowers

Exhibit F -  Opinion of Special Counsel for the Administrative Agent

Exhibit G -  Assignment and Assumption Agreement

Exhibit H -  Extension Agreement

Exhibit I -  Notice of Borrowing

                                CREDIT AGREEMENT


         AGREEMENT dated as of May 4, 2001 among QWEST CAPITAL FUNDING, INC., QWEST CORPORATION, QWEST COMMUNICATIONS INTERNATIONAL INC., the BANKS listed on the signature pages hereof and BANK OF AMERICA, N.A., as Administrative Agent.

         The parties hereto agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. The Definitions.

         The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.07.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

         "Agent" means Bank of America, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Assignee" has the meaning set forth in Section 10.06(c).

         "Available Amount" means:

                           (i) with respect to Capital Funding, $3,000,000,000
                  plus or minus the aggregate amount by which the Available Amount for Capital Funding has been increased pursuant to
                  Section 2.01(c) or reduced pursuant to Section 2.09, and plus or minus the Net Designated Amount; and

                           (ii) with respect to Corp., $1,000,000,000 plus or
                  minus the aggregate amount by which the Available Amount for Corp. has been increased pursuant to Section 2.01(c) or reduced pursuant to Section 2.09, and minus or plus the Net Designated Amount.

         For purposes of this definition and the Pricing Schedule, "Net Designated Amount" means an amount equal to (I) the sum of the amounts designated for transfer from Corp. to Capital Funding, less (II) the sum of the amounts designated for transfer from Capital Funding to Corp. If the Net Designated Amount is positive, its absolute value will be added to the Available Amount for Capital Funding and subtracted from the Available Amount for Corp. If the Net Designated Amount is negative, its absolute value will be subtracted from the Available Amount for Capital Funding and added to the Available Amount for Corp. Each designation of an amount for transfer shall be in a form of a notice from the Company to the Agent and the Banks, which notice must state that it is a "Designated Amount Notice", identify the transferor and transferee and designate an amount of at least $100,000,000.

         "Bank" means each lender listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.06(c), and their respective successors.

         "Bank Affiliate" means, (a) with respect to any Bank, (i) an affiliate of such Bank or (ii) an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an affiliate of such investment advisor.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer

Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means Capital Funding or Corp., as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

         "Borrowing" has the meaning set forth in Section 1.03.

         "Capital Funding" means Qwest Capital Funding, Inc., a Colorado corporation, and its successors.

         "Closing Date" means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 3.01.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

         "Committed Loan" means a loan to be made by a Bank pursuant to Section 2.01; provided that if any such loan or loans are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Company" means Qwest Communications International Inc., a Delaware corporation, and its successors.

         "Company's 2000 Form 10-K" means the Company's annual report on Form 10-K for 2000, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Consolidated EBITDA" means, for any period, the net income of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period (adjusted to exclude the effect of (x) equity gains or losses in unconsolidated Persons, (y) any preferred dividend income and any extraordinary or other non-recurring non-cash gain or loss or (z) any gain or loss on the disposition of investments), plus, to the extent deducted in determining such adjusted net income, the aggregate amount of (i) interest expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges and minus, to the extent included in determining such adjusted net income, the aggregate amount of (i) interest income and (ii) income tax benefit.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "Corp." means Qwest Corporation, a Colorado corporation, and its successors.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person. Notwithstanding the foregoing, for purposes of Section 5.06 Debt shall in no event include the following:

                  (x) Debt of Persons which are not Consolidated Subsidiaries ("Joint Ventures") (i) which is secured by a Lien on the assets or capital stock of a Minor Subsidiary or the equity interests in such Joint Ventures or is Guaranteed by a Minor Subsidiary, which Lien or Guaranty is incurred in connection with the operations of the Company and its Subsidiaries, and (ii) for the payment of which no other recourse may be had to the Company or any of its Subsidiaries; and

                  (y) Debt of the Company or the Borrower issued in connection with the issuance of Trust Originated Preferred Securities or substantially similar securities, so long as such Debt is subordinated and junior in right of payment to substantially all liabilities of the Company or the Borrower, as the case may be, including, without limitation, the Loans.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

         "Domestic Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Domestic Loan immediately before it became overdue.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 10.09.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

         "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan before it became overdue.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.07.

         "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.07 on the basis of an Adjusted London Interbank Offered Rate.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Existing Credit Agreement" means the 364-Day Credit Agreement dated as of May 5, 2000, among Capital Funding, Corp., the Company, the lenders listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as administrative agent.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank of America, N.A., on such day on such transactions as determined by the Agent.

         "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "Group of Loans" means at any time a group of Loans consisting of (i) all Committed Loans which are Domestic Loans at such time or (ii) all Committed Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Domestic Loan pursuant to Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Indemnitee" has the meaning set forth in Section 10.03(b).

         "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period beginning prior to a Termination Date which would otherwise end after a Termination Date shall end on such Termination Date, and any Interest Period beginning on or after a Termination Date which would otherwise end after the first anniversary of such Termination Date shall end on the first anniversary of such Termination Date.

         (2) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period beginning prior to a Termination Date which would otherwise end after a Termination Date shall end on such Termination Date.

         (3) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period beginning prior to a Termination Date which would otherwise end after a Termination Date shall end on such Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.07.

         "Margin Stock" means "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Material Debt" means Debt (other than the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $100,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000,000.

         "Minor Subsidiary" means, for purposes of the last sentence of the definition of Debt and of Section 5.07(f) (the "Relevant Provisions"), (i) Qwest Wireless, LLC and (ii) any other Subsidiary which, at the time of the issuance of a Guaranty or grant of a Lien referred to in the Relevant Provisions, had assets which, when taken together with all assets of Subsidiaries at any earlier time when such Subsidiaries were deemed to be Minor Subsidiaries pursuant to this clause (ii), did not exceed $250,000,000.

         "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

         "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.03(d).

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 10.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pricing Schedule" means the Schedule attached hereto and identified as such.

         "Prime Rate" means the rate of interest publicly announced by Bank of America, N.A., from time to time as its Prime Rate.

         "Qwest Entity" has the meaning set forth in Section 7.02.

         "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

         "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

         "Significant Subsidiary" means any Subsidiary which would meet the definition of "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         "Super-Majority Banks" means at any time Banks having at least 85% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 85% of the aggregate unpaid principal amount of the Loans.

         "Termination Date" means, with respect to each Bank, May 3, 2002, or such later date to which the Termination Date for such Bank shall have been extended pursuant to Section 2.01(b), or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in such generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article 5 for such purpose), then compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect in the United States immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article 2 on a single date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Domestic Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                    ARTICLE 2
                                   THE CREDITS

         SECTION 2.01. Commitments to Lend.

         (a) The Commitments. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to either Borrower pursuant to this subsection (a) from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding (x) to the Borrowers shall not exceed the amount of its Commitment and (y) to each Borrower shall not exceed such Bank's pro rata share of such Borrower's Available Amount. Each Borrowing under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, a Borrower may borrow under this subsection (a), repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection (a). The Commitments shall terminate at the close of business on the Termination Date.

         (b) Extension of Commitments. The Commitments may be extended in the manner and amount set forth in this subsection (b), for a period of 364 days measured from the Termination Date then in effect. If the Company wishes to request an extension of each Bank's Commitment, it shall give notice to that effect to the Agent not less than 45 days and not more than 60 days prior to the Termination Date then in effect, whereupon the Agent shall promptly notify each of the Banks of such request. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its discretion, within 30 days of such notice to the Agent, but in any event no earlier than 45 days prior to the Termination Date then in effect. If any Bank shall not have responded affirmatively within such 30-day period, such Bank shall be deemed to have rejected the Company's proposal to extend its Commitment, and only the Commitments of those Banks which have responded affirmatively shall be extended, subject to receipt by the Agent of counterparts of an Extension Agreement in substantially the form of Exhibit H hereto duly completed and signed by the Borrowers, the Company, the Agent and all of the Banks which have responded affirmatively. The Agent shall provide to the Company, no later than 10 days prior to the Termination Date then in effect, a list of the Banks which have responded affirmatively. The Extension Agreement shall be executed and delivered no later than five days prior to the Termination Date then in effect, and no extension of the Commitments pursuant to this subsection (b) shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered. The Company and the Borrowers may decline to execute and deliver such Extension Agreement if any Bank has rejected the Company's proposal to extend its Commitment or has failed to execute and deliver such Extension Agreement, and will promptly notify the Agent and the Banks if it so declines.

         (c) Additional Commitments. At any time during the Revolving Credit Period, if no Default shall have occurred and be continuing at such time, the Company may, if it so elects, increase the aggregate amount of the Commitments, either by designating a Person not theretofore a Bank and acceptable to the Agent to become a Bank or by agreeing with an existing Bank that such Bank's Commitment shall be increased. Upon execution and delivery by the Company, the Borrowers and such Bank or other Person of an instrument of assumption in form and amount satisfactory to the Administrative Agent, such existing Bank shall have a Commitment as therein set forth or such other Person shall become a Bank with a Commitment as therein set forth and all the rights and obligations of a Bank with such a Commitment hereunder; provided that (i) the Company shall provide prompt notice of such increase (and of how such increase will be allocated between Capital Funding and Corp. for purposes of calculating their respective Available Amounts) to the Agent, which shall promptly notify the other Banks, (ii) the aggregate amount of each such increase which is effective on any day shall be at least $50,000,000 and (iii) the aggregate amount of the Commitments shall at no time exceed $5,000,000,000. Upon any increase in the aggregate amount of the Commitments pursuant to this subsection (c), within five Domestic Business Days in the case of each Group of Domestic Loans outstanding, and at the end of the then current Interest Period with respect thereto in the case of each Group of Euro-Dollar Loans then outstanding, the Borrowers shall prepay such Group in its entirety, and, to the extent a Borrower elects to do so and subject to the conditions specified in Article 3, such Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.

          (d) Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to either Borrower on the Termination Date in amounts such that the aggregate principal amount of such Bank's outstanding Loans (x) to the Borrowers at the close of business on the Termination Date shall not exceed its Commitment and (y) to each Borrower shall not exceed such Bank's pro rata share of such Borrower's Available Amount. Each Borrowing under this subsection (d) shall be made from the several Banks ratably in proportion to their respective Commitments. Amounts prepaid pursuant to
Section 2.11 shall not be reborrowed. If less than all the Banks shall have agreed to extend the Termination Date (the "Later Termination Date") pursuant to subsection (b) above, but the Termination Date for those Banks which have not so agreed (the "Earlier Termination Date") has not yet occurred, and a Borrower has requested a Borrowing pursuant to this subsection (d), then such Borrowing shall be made from all the Banks on the Earlier Termination Date, not the Later Termination Date.

         SECTION 2.02. Notice of Committed Borrowing. A Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Domestic Borrowing, and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii)  the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing bear interest initially at the Base Rate or at a Euro-Dollar Rate, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01(a), a Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 9:00 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day prior to the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $5,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

A Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the relevant Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 10.01 not later than (x) 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the relevant Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of such Borrower.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                           (A) the proposed date of Borrowing,

                           (B) the principal amount of the Money Market Loan for
                  which each such offer is being made, which principal amount
                  (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                           (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                           (D) in the case of an Absolute Rate Auction, the rate
                  of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                           (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                           (A) is not substantially in conformity with Exhibit D
                  hereto or does not specify all of the information required by subsection (d)(ii);

                           (B) contains qualifying, conditional or similar
                  language;

                           (C) proposes terms other than or in addition to those
                  set forth in the applicable Invitation for Money Market Quotes; or

                           (D) arrives after the time set forth in subsection
                  (d)(i).

         (e) Notice to Borrower. The Agent shall promptly (and in any event no later than 11:00 A.M. (New York time) on (i) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (ii) the proposed date of Borrowing, in the case of an Absolute Rate Auction) notify the relevant Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to such Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 11:15 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the relevant Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Such Borrower may accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                  (ii) the principal amount of each Money Market Borrowing must be $25,000,000 or a larger multiple of $5,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                  (iv) such Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. Unless any applicable condition specified in Article 3 has not been satisfied, as determined by the Agent in accordance with Article 3, the Agent will make the funds so received from the Banks immediately available to the Borrower at the Agent's aforesaid address.

          (c) If any Bank makes a new Loan hereunder to a Borrower on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by such Borrower and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing (or, in the case of a Base Rate Borrowing, prior to Noon (New York City time) on the date of such Borrowing) that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. If such Borrower shall have repaid such corresponding amount of such Bank, such Bank shall reimburse such Borrower for any loss on account thereof incurred by such Borrower.

         SECTION 2.05. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office, unless such Bank requests otherwise, in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

          (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall forward such Notes to such Bank. Each Bank shall record the date, amount and type of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of such Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.06. Maturity of Loans. Each Loan by a Bank included in any Borrowing made pursuant to Section 2.01(a) shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date for such Bank. Each Loan included in any Borrowing made pursuant to Section 2.01(d) shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the first anniversary of the Termination Date on which such Borrowing is made. Each Loan included in any Borrowing made pursuant to Section 2.03 shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable thereto.

         SECTION 2.07. Interest Rates. (a) Each Domestic Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on the last day of each calendar quarter and, with respect to the principal amount of any Domestic Loan converted to a Euro-Dollar Loan, on each date a Domestic Loan is so converted. Any overdue principal of or interest on any Domestic Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Domestic Loans for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "London Interbank Offered Rate" applicable to any Interest Period means:

                           (i) the rate per annum equal to the rate determined
                  by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period, or

                           (ii) if the rate referenced in the preceding clause
                  (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period, or

                           (iii) if the rates referenced in the preceding
                  clauses (i) and (ii) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Euro-Dollar Loan being made, continued or converted by Bank of America, N.A., and with a term equivalent to such Interest Period, would be offered by Bank of America, N.A.'s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 P.M. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the rate per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to Bank of America, N.A. are offered to Bank of America, N.A., in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause
(a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Domestic Loans for such day) and (ii) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due.

          (d) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section
2.07 as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         SECTION 2.08. Facility Fees. The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue
(i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily actual aggregate amount of the Available Amount (whether used or unused) allocated to each Borrower pursuant to the definition of "Available Amount" and
(ii) from and including the Termination Date (or earlier date of termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the daily actual aggregate outstanding principal amount of the Loans. Accrued facility fees shall be payable quarterly in arrears on the last day of each calendar quarter and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         "Facility Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

         SECTION 2.09. Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Any notice of a reduction shall also specify how such reduction shall be allocated between Capital Funding and Corp. for purposes of calculating their respective Available Amounts.

         SECTION 2.10. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the relevant Borrower in the applicable Notice of Committed Borrowing. Thereafter, such Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

                  (i) if such Loans are Domestic Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Domestic Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $25,000,000 or any larger multiple of $5,000,000.

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from a Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by such Borrower. If such Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Domestic Loans on the last day of the then current Interest Period applicable thereto.

         SECTION 2.11. Prepayments.

         (a) Subject in the case of any Euro-Dollar Loans to Section 2.13, a Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay the Group of Domestic Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), or, upon three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

         (b) Except as provided in subsection (a) above or subsection (d) below, no Borrower may prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower. Each such prepayment shall be applied to prepay ratably the Loans of the several Banks included in the relevant Group or Borrowing.

         (d) On the date of any reduction of Commitments pursuant to Section
2.09 or any reduction in the Available Amount for a Borrower pursuant to the definition of "Available Amount", one or both Borrowers, as the case may be, shall repay such principal amount (together with accrued interest thereon) of outstanding Loans, if any, as may be necessary so that after such repayment (i) the aggregate outstanding principal amount of each Bank's Committed Loans does not exceed the amount of such Bank's Commitment as then reduced, (ii) the aggregate outstanding principal amount of each Bank's Committed Loans to each Borrower does not exceed such Bank's pro rata share of such Borrower's Available Amount as then reduced, (iii) the aggregate outstanding principal amount of all outstanding Loans does not exceed the aggregate amount of the Commitments as then reduced, and (iv) the aggregate principal amount of all outstanding Loans to each Borrower does not exceed such Borrower's Available Amount as then reduced.

         SECTION 2.12. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees and other amounts payable hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, without off set or counterclaim, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees or other amounts payable hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each

Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Domestic Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if a Borrower fails to borrow, convert, continue or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.10(c), 2.11(c) or 2.11(d) the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. Change of Control. If a Change of Control shall occur, the Company will, within ten days after the occurrence thereof, give each Bank notice thereof, which notice shall describe in reasonable detail the facts and circumstances giving rise thereto and shall specify an Optional Termination Date for purposes of this Section (the "Optional Termination Date") which date shall not be less than 30 nor more than 60 days after the date of such notice. Each Bank may, by notice to the Company and the Agent given not less than three Domestic Business Days prior to the Optional Termination Date, terminate its Commitment (if any), which shall thereupon be terminated, and declare the Note held by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Note and such other amounts shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the Borrowers, in each case effective on the Optional Termination Date.

         A "Change of Control" shall occur if any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Philip F. Anschutz, Anschutz Company or any of their affiliates, obtain ownership or control (whether in one transaction or one or more series of transactions) of more than 50% of the outstanding shares of common stock of the Company or of the shares of the Company entitled to vote on the election of members of the board of directors of the Company.

                                    ARTICLE 3
                                   CONDITIONS

         SECTION 3.01. Closing. The closing hereunder shall occur upon receipt by the Agent of the following (in the case of any document, dated the Closing Date unless otherwise indicated):

         (a) a duly executed Note of each Borrower for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.05;

         (b) opinions of Yash Rana, Esq., counsel for the Company and the Borrowers, and Holme Roberts & Owen, LLP, substantially in the form of Exhibit E-1 and E-2 hereto, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (c) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (d) evidence satisfactory to the Agent that the commitments under the Existing Credit Agreement have been terminated and that the principal and interest on all loans and accrued fees outstanding thereunder have been paid in full;

         (e) evidence satisfactory to the Agent of the payment of all fees and other amounts payable to the Agent for the account of the Banks or the Agent on or prior to the Closing Date, including, to the extent invoiced, reimbursement of all out-of-pocket expenses (including, without limitation, legal fees and expenses) required to be reimbursed or paid by the Borrower or the Company hereunder; and

         (f) all documents the Agent may reasonably request relating to the existence of the Company and the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The Agent shall promptly notify the Company and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) the fact that the Closing Date shall have occurred on or prior to May 4, 2001;

                  (b) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                  (c) the fact that, immediately before and after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments and the aggregate outstanding principal amount of the Loans made to each Borrower will not exceed such Borrower's Available Amount;

                  (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                  (e) the fact that the representations and warranties contained in this Agreement shall be true on and as of the date of such Borrowing (except, in the case of the representations and warranties contained in Section 4.04(b), as disclosed by the Borrower to the Banks in writing in the Notice of Borrowing relating to such Borrowing); and

                  (f) in the case of any Borrowing which would violate any limitation imposed by the board of directors of the Company in effect on the date hereof on the principal amount of any financing or the outstanding principal amount of any financings of the Company or either Borrower, receipt by the Agent of a copy, certified by an appropriate officer of the Company, of the resolutions of the board of directors of the Company pursuant to which such Borrowing is authorized.

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Each of the Company and each of the Borrowers represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. Each of the Company and the Borrowers is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, qualifications, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company and each Borrower of this Agreement and by each Borrower of its Notes are within such Person's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Person or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Person or any Significant Subsidiary or result in the creation or imposition of any Lien on any material asset of such Person or any Significant Subsidiary.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and each Borrower, and the Notes of each Borrower, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         SECTION 4.04. Financial Information.

         (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2000 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP and set forth in the Company's 2000 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) Since December 31, 2000 there has been no material adverse change in the financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. Except as disclosed in the Company's 2000 Form 10-K and as specifically identified in Schedule 4.05, there is no action, suit or proceeding pending, or to the knowledge of the Company threatened, against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except where failure to comply would not have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Matters. (a) The operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws except such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

         (b) Except as specifically identified in Schedule 4.07, the Company and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Laws ("Environmental Permits") necessary for their respective operations, and all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.

         (c) Except as specifically identified in Schedule 4.07, there are neither any conditions or circumstances known to the Company which may give rise to any claims or liabilities respecting any Environmental Laws or Hazardous Substances arising from the operations of the Company or its Subsidiaries (including, without limitation, off-site liabilities), nor any additional costs of compliance with Environmental Laws, which collectively have an aggregate potential liability in excess of $50,000,000.

         SECTION 4.08. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1992. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for taxes the amount, applicability or validity of which is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

         SECTION 4.09. Subsidiaries. Each of the Company's corporate Significant Subsidiaries (including, but not limited to, the Borrowers) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, qualifications, consents and approvals required to carry on its business as now conducted.

         SECTION 4.10. Not an Investment Company. None of the Company and the Borrowers is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11. Full Disclosure. All written information heretofore furnished by the Company or the Borrowers to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company or the Borrowers to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified.

                                    ARTICLE 5
                                    COVENANTS

         The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01. Information. The Company will deliver to each of the
Banks:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer (or such officer's designee, designated in writing by such officer) or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.06 and 5.07 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (d) within five Domestic Business Days after any officer of the Company or either Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company or such Borrower setting forth the details thereof and the action which the Company or such Borrower is taking or proposes to take with respect thereto;

         (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

         (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than any amendment on Form 8-K the sole purpose of which is to file exhibits relating to existing Debt meeting the requirements of clause
(ii) of the definition of Debt) which the Company shall have filed with the Securities and Exchange Commission;

         (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

         (h) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries and each Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to clauses 5.01(a), (b), (e) or
(f) above shall be deemed to have been delivered on the date on which the Company provides notice to the Banks that such information has been posted on the Company's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause 5.01(c) and (ii) the Company shall deliver paper copies of the information referred to in clauses 5.01(a), (b), (e) or (f) to any Bank which requests such delivery.

         SECTION 5.02. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Company will maintain, and will cause each Significant Subsidiary to maintain (either in the name of the Borrower or in such Significant Subsidiary's own name), with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried; provided that, in lieu of any such insurance, the Company and any Significant Subsidiary may maintain a system or systems of self-insurance and reinsurance which will accord with sound practices of similarly situated corporations maintaining such systems and with respect to which the Company or such Significant Subsidiary will maintain adequate insurance reserves, all in accordance with generally accepted accounting principles and in accordance with sound insurance principles and practice.

         SECTION 5.03. Maintenance of Existence. The Company will, and will cause each Significant Subsidiary to, preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

         SECTION 5.04. Compliance with Laws. The Company will comply, and will cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and for which adequate reserves in conformity with generally accepted accounting principles have been established.

         SECTION 5.05. Inspection of Property, Books and Records. The Company will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.06. Debt Coverage. Consolidated Debt of the Company and its Consolidated Subsidiaries as of the last day of any fiscal quarter of the Company will not exceed 375% of Consolidated EBITDA for the four consecutive fiscal quarters of the Company ending on such date.

         SECTION 5.07. Negative Pledge. Neither the Company nor either Borrower will, and the Company will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $375,000,000;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

         (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

         (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

         (f) any Lien on assets or capital stock of Minor Subsidiaries which secures Debt of Persons which are not Consolidated Subsidiaries in which the Company or any of its Subsidiaries has made investments ("Joint Ventures"), but for the payment of which Debt no other recourse may be had to the Company or any Subsidiaries ("Limited Recourse Debt"), or any Lien on equity interests in a Joint Venture securing Limited Recourse Debt of such Joint Venture;

         (g) any Lien arising out of the refinancing, replacement, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (h) Liens arising in the ordinary course of business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

         (i) Liens not otherwise permitted by and in addition to the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $750,000,000.

         SECTION 5.08. Consolidations, Mergers and Sales of Assets. The Company will not (i) consolidate or merge with or into any other Person; provided that the Company may merge with another Person if (x) the Company is the Person surviving such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing, or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person. The Company will retain ownership, directly or indirectly, of at least 80% of the capital stock, and at least 80% of the voting power, of each Borrower.

         SECTION 5.09. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrowers for general corporate purposes. None of such proceeds will be used, directly or indirectly, in violation of any applicable law or regulation, and no use of such proceeds will include any use for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.



                                    ARTICLE 6
                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events shall have occurred and be continuing:

                  (a) any principal of any Loan shall not be paid when due, or any interest, any fees or any other amount payable hereunder shall not be paid within five days of the due date thereof;

                  (b) the Company or either Borrower shall fail to observe or perform any covenant contained in Section 5.01(d) or Sections 5.06 to 5.09, inclusive;

                  (c) the Company or either Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after the earlier of a senior officer's knowledge of such failure or written notice thereof has been given to the Company by the Agent at the request of any Bank;

                  (d) any representation, warranty, certification or statement made by the Company or either Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) the Company or any Subsidiary shall fail to make any payment or payments, in the aggregate in excess of $100,000,000, in respect of any Material Debt when due or within any applicable grace period;

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt;

                  (g) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize or otherwise acquiesce in any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition specified in Section 4042(a) of ERISA shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000,000;

                  (j) a judgment or order for the payment of money in excess of $100,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied, in effect and unstayed for a period of 10 days (or such longer period of time after which the judgment holder may cause the creation of Liens against or seizure of any property of the Company or such Subsidiary) (it being understood that in any event an administrative order of a public utility commission shall not constitute an "order" for purposes of this clause (j) so long as (x) no one is seeking to enforce such order in an action, suit or proceeding before a court and (y) reserves in the full amount of the cost of such order are maintained on the books of the Company and its Subsidiaries); or

                  (k) the Company shall repudiate in writing any of its obligations under Article 9 or any such obligation shall be unenforceable against the Company in accordance with its terms, or the Company shall so assert in writing;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and/or (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Notes

(together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and each Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company or either Borrower, without any notice to the Company or either Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and each Borrower.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.



                                    ARTICLE 7
                                    THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. Bank of America, N.A., and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Company, any Borrower or any Subsidiary or affiliate of the Company or any Borrower (each, a "Qwest Entity") as though Bank of America, N.A., were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America , N.A., or its affiliates may receive information regarding any Qwest Entity (including information that may be subject to confidentiality obligations in favor of such Qwest Entity) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America, N.A., shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Agent, and the terms "Bank" and "Banks" include Bank of America, N.A. in its individual capacity.

         SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6. The Agent shall not have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the Notes with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company or a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         SECTION 7.06. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company or any Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. None of the Agent, its affiliates and their respective directors, officers, agents and employees shall be under any obligation to any Bank or participant to inspect the properties, books or records of any Qwest Entity. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.07. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company or the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder. No action taken with the consent or at the request of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

         SECTION 7.08. Credit Decision; Disclosure of Information by Agent. Each Bank acknowledges that none of the Agent, its affiliates and their respective directors, officers, agents and employees (each, an "Agent-Related Person") has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Qwest Entity, shall be deemed to constitute any representation or warranty by the Agent or any other Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Qwest Entities, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Qwest Entities. Except for the notices, reports and other documents expressly required to be furnished to the Banks by the Agent herein, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Qwest Entities which may come into the possession of any Agent-Related Person.

         SECTION 7.09. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent (with the consent of the Company, such consent not to be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent (with the consent of the Company, such consent not to be unreasonably withheld), which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $400,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.10. Agent's Fee. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.



                                    ARTICLE 8
                            CHANGES IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Money Market LIBOR Loan:

         (a) the Agent determines (which determination will be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted London Interbank Offered Rate for such Interest Period, or

         (b) in the case of Euro-Dollar Loans, Banks having 50% or more of the aggregate amount of the Euro-Dollar Loans advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to convert outstanding Loans into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Domestic Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Domestic Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to a Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Domestic Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including, without limitation, any determination by any such authority, central bank or agency that, for purposes of determining capital adequacy requirements, the Commitments do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Taxes. (a) Any and all payments by the Company or a Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (x) in the case of each Bank and the Agent, taxes imposed on its income or profits, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof, (y) in the case of each Bank, taxes imposed on its income or profits, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof, taxes that are imposed by any jurisdiction by reason of such Bank doing or having done business in such jurisdiction other than solely as a result of this Agreement or any Note or any transaction contemplated hereby, and (z) in the case of each Bank and the Agent, any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Bank or the Agent is organized or in which its Applicable Lending Office is located or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company or a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Person shall make such deductions, (iii) such Person shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Person shall furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

         (c) The Company agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that the Company's indemnification obligation under this Section 8.04(c) shall be only with respect to Taxes, Other Taxes and liabilities related to payments made by the Company or a Borrower under this Agreement. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof, on or prior to the date on which it becomes a Bank in the case of each other Bank, on or prior to the date on which any such Bank grants any participating interest pursuant to Section 10.06 or otherwise ceases to act for its own account with respect to any portion of any sums payable to it under this Agreement, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company with Internal Revenue Service form W-8BEN, W-8ECI and/or W-8IMY, as appropriate, or any successor form prescribed by the Internal Revenue Service (together with any form, documentation or information such Bank is required or chooses to transmit with any such forms), certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States and/or certifying as provided on Form W-8IMY. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a) imposed by the United States.

         (e) For any period with respect to which a Bank has failed to provide the Company with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Company or a Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         SECTION 8.05. Domestic Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to a Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (a) all Loans to such Borrower which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Domestic Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

         (b) after each of its Euro-Dollar Loans to such Borrower has been repaid (or converted to a Domestic Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Domestic Loans instead.

If such Bank notifies such Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Domestic Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

         SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02, (ii) any Bank has demanded compensation under Section 8.03 or (iii) any Bank has not signed an amendment or waiver which must be signed by all the Banks to become effective, and such amendment or waiver has been signed by the Super-Majority Banks, the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Notes (by paying to such Bank the principal amount of such Note, together with accrued interest thereon and any other amounts payable to such Bank hereunder) and assume the Commitment of such Bank.



                                    ARTICLE 9
                                    GUARANTY

         SECTION 9.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by

Capital Funding pursuant to this Agreement, and the full and punctual payment of all other amounts payable by Capital Funding under this Agreement. Upon failure by Capital Funding to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

         SECTION 9.02. Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Capital Funding under this Agreement or any Note, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to this Agreement or any Note;

                  (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of Capital Funding under this Agreement or any Note;

                  (iv) any change in the corporate existence, structure or ownership of Capital Funding or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Capital Funding or its assets or any resulting release or discharge of any obligation of Capital Funding contained in this Agreement or any Note;

                  (v) the existence of any claim, set-off or other rights which the Company may have at any time against Capital Funding, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against Capital Funding for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by Capital Funding of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

                  (vii) any other act or omission to act or delay of any kind by Capital Funding, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

         SECTION 9.03. Discharge Only upon Payment in Full; Reinstatement In Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and Capital Funding under this Agreement shall have been indefeasibly paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by Capital Funding under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Capital Funding or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 9.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against Capital Funding or any other Person.

         SECTION 9.05. Subrogation. The Company irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against Capital Funding with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of Capital Funding in respect thereof.

         SECTION 9.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by Capital Funding under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of Capital Funding, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.



                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company, a Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or
(z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified pursuant to this Section 10.01 and telephonic confirmation of receipt thereof is received, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article 2 or Article 8 shall not be effective until received.

         SECTION 10.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Company agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that (i) no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction and (ii) the Company shall not be liable for any settlement entered into by an Indemnitee without its consent (which shall not be unreasonably withheld).

         (c) Each Indemnitee agrees to give the Company prompt written notice after it receives any notice of the commencement of any action, suit or proceeding for which such Indemnitee may wish to claim indemnification pursuant to subsection (b). The Company shall have the right, exercisable by giving written notice within fifteen Domestic Business Days after the receipt of notice from such Indemnitee of such commencement, to assume, at the Company's expense, the defense of any such action, suit or proceeding; provided, that such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at such Indemnitee's expense unless (1) the Company shall have agreed to pay such fees and expenses; (2) the Company shall have failed to assume the defense of such action, suit or proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnitee in any such action, suit or proceeding; or (3) such Indemnitee shall have been advised by independent counsel in writing (with a copy to the Company) that there may be one or more defenses available to such Indemnitee which are in conflict with those available to the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the Company's expense, the Company shall be obligated to assume the expense, it being understood, however, that the Company shall not be liable for the fees or expenses of more than one separate firm of attorneys, which firm shall be designated in writing by such Indemnitee).

         SECTION 10.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         SECTION 10.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, the Borrowers and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank

(except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation (it being understood that an increase or decrease pursuant to Section 2.01(c), 8.06 or 10.06 shall not constitute an amendment or waiver for this purpose), (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) amend or waive the provisions of Article 9 or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that none of the Company and the Borrowers may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans, with (and subject to) the written consent of the Company and the Agent, which consents shall not be unreasonably withheld; provided that if a Participant is a Bank Affiliate or is another Bank, no such consent shall be required. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company, the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company and the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 10.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e) below, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below but which is consented to in accordance with this subsection (b) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent, which consents shall not be unreasonably withheld; provided that (i) if an Assignee is a Bank Affiliate or is another Bank, no such consent shall be required; (ii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans; (iii) any assignment shall not be less than $5,000,000, or if less, shall constitute an assignment of all of such Bank's rights and obligations under this Agreement and the Notes except for any rights retained in accordance with clause (ii) of this proviso; and (iv) any consent of the Company otherwise required under this subsection shall not be required if an Event of Default specified under clause
(g) or (h) of Section 6.01 has occurred and is continuing. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the transferor Bank from its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Agent and the Company, the option to provide all or any part of any Loan that such Granting Bank would otherwise be obligated to make hereunder, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto agrees that no SPC shall be liable for any payment under this Agreement for which a Bank would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.06, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Agent and without paying any processing fee therefor, assign all or portion of its interests in any Loans to its Granting Bank or to any financial institutions (if consented to by the Company and the Agent) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

         SECTION 10.07. Termination of Existing Credit Agreement. The Company and each of the Banks that is also a "Bank" or "Lender" party to the Existing Credit Agreement agrees that the "Commitments" as defined in the Existing Credit Agreement shall be terminated in their entirety on the Effective Date in accordance with the terms thereof, subject only to this Section 10.07. Each of such Banks waives (a) any requirement of notice of such termination pursuant to
Section 2.08 or 2.09, as the case may be, of the Existing Credit Agreement and
(b) any claim to any facility fees or other fees under the Existing Credit Agreement for any day on or after the Effective Date. Each of the Company and the Borrowers (i) represents and warrants that (x) after giving effect to the preceding sentences of this Section 10.07, the commitments under the Existing Credit Agreement will be terminated effective not later than the Effective Date and (y) no loans are, as of the date hereof, or will be, as of the Effective Date, outstanding under the Existing Credit Agreement and (ii) covenants that all accrued and unpaid facility fees and any other amounts due and payable under the Existing Credit Agreement shall have been paid on or prior to the Effective Date.

         SECTION 10.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company and the Borrowers hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 10.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the Company, the Borrowers, the Banks and the Agent (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

         SECTION 10.10. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 10.11. Confidentiality. Each of the Agent and the Banks agrees to use its reasonable best efforts to keep confidential any information delivered or made available by or on behalf of the Company or a Borrower to it; provided that nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to the Agent or any other Bank in connection with the transactions contemplated hereby, (ii) to its officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed (by a Person other than such Agent or Bank), (vi) which has been obtained from any Person other than the Company and its Subsidiaries, provided that such Person is not (x) known to it to be bound by a confidentiality agreement with the Company or its Subsidiaries or any other obligation not to disclose or (y) known to it to be otherwise prohibited from transmitting the information to it by a contractual, legal or fiduciary obligation, (vii) in connection with the exercise of any remedy hereunder or under the Notes or (viii) to any actual or proposed participant or assignee of all or any of its rights hereunder which has agreed in writing to be bound by the provisions of this Section.

         SECTION 10.12. No Reliance on Margin Stock. Each Bank represents to the Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 10.13. Syndication and Co-Documentation Agents. No Bank identified on the cover page of this Agreement as a syndication agent or co-documentation agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              QWEST CAPITAL FUNDING, INC.


                              By: /s/ Drake S. Tempest
                                 ---------------------------------------------
                                  Title: Executive Vice President


                                  1801 California Street
                                  Denver, Colorado 80202
                                  Facsimile number:   303-896-6468
                                  Telephone number:   303-896-9055
                                  Attention: Senior Vice President and Treasurer

                                        with a copy (other than of any notice
                                        delivered pursuant to Article 2) to:

                                  Facsimile number:   303-296-2782
                                  Telephone number:   303-992-5109
                                  Attention: General Counsel


                              QWEST CORPORATION


                              By: /s/ James Smith
                                 ---------------------------------------------
                                  Title: President


                                  1801 California Street
                                  Denver, Colorado 80202
                                  Facsimile number:   303-896-6468
                                  Telephone number:   303-896-9055
                                  Attention: Senior Vice President and Treasurer

                                        with a copy (other than of any notice
                                        delivered pursuant to Article 2) to:

                                  Facsimile number:   303-296-2782
                                  Telephone number:   303-992-5109
                                  Attention: General Counsel

                              QWEST COMMUNICATIONS
                                   INTERNATIONAL INC.


                              By: /s/ Drake S. Tempest
                                 ---------------------------------------------
                                  Title: Executive Vice President


                                  1801 California Street
                                  Denver, Colorado 80202
                                  Facsimile number:   303-896-6468
                                  Telephone number:   303-896-9055
                                  Attention: Senior Vice President and Treasurer

                                        with a copy (other than of any notice
                                        delivered pursuant to Article 2) to:

                                  Facsimile number:   303-296-2782
                                  Telephone number:   303-992-5109
                                  Attention: General Counsel

COMMITMENTS

$262,500,000                  BANK OF AMERICA, N.A.


                              By: /s/ Richard M. Peck
                                 ---------------------------------------------
                                  Title: Vice President



$262,500,000                  THE CHASE MANHATTAN BANK


                              By: /s/ Edmond DeForest
                                 ---------------------------------------------
                                  Title: Vice President



$200,000,000                  CITIBANK, N.A.


                              By: /s/ Marjorie Futornick
                                 ---------------------------------------------
                                  Title: Vice President



$200,000,000                  COMMERZBANK AG, NEW YORK AND
                                  GRAND CAYMAN BRANCHES


                              By: /s/ Christian Jagenberg
                                 ---------------------------------------------
                                  Title: Senior Vice President and Manager



                              By: /s/ Steven F. Larsen
                                 ---------------------------------------------
                                  Title: Senior Vice President

$160,000,000                  ABN AMRO BANK N.V.


                              By: /s/ David C. Carrington
                                 ---------------------------------------------
                                  Title: Group Vice President



                              By: /s/ Frances O'R. Logan
                                 ---------------------------------------------
                                  Title: Senior Vice President



$160,000,000                  THE BANK OF NEW YORK


                              By: /s/ James W. Whitaker
                                 ---------------------------------------------
                                  Title: Senior Vice President



$160,000,000                  BANK ONE, NA


                              By: /s/ Lori J. Thomas
                                 ---------------------------------------------
                                  Title: Vice President



$160,000,000                  BAYERISCHE LANDESBANK GIROZENTRALE
                                  CAYMAN ISLANDS BRANCH


                              By: /s/ Hereward Drummond
                                 ---------------------------------------------
                                  Title: Senior Vice President



                              By: /s/ James H. Boyle
                                 ---------------------------------------------
                                  Title: Vice President

$160,000,000                  BEAR STEARNS CORPORATE LENDING INC.


                              By: /s/ Keith Barnish
                                 ---------------------------------------------
                                  Title: Senior Managing Director



$160,000,000                  CREDIT SUISSE FIRST BOSTON


                              By: /s/ David L. Sawyer
                                 ---------------------------------------------
                                  Title: Vice President



                              By: /s/ Lalita Advani
                                 ---------------------------------------------
                                  Title: Assistant Vice President



$160,000,000                  FIRST UNION NATIONAL BANK


                              By: /s/ C. Brand Hosford
                                 ---------------------------------------------
                                  Title: Vice President



$160,000,000                  FLEET NATIONAL BANK


                              By: /s/ Ellery (Tim) Willard
                                 ---------------------------------------------
                                  Title: Vice President



$160,000,000                  LEHMAN COMMERCIAL PAPER INC.


                              By: /s/ G. Andrew Keith
                                 ---------------------------------------------
                                  Title: Authorized Signatory

$160,000,000                  ROYAL BANK OF CANADA


                              By: /s/ Andy Williamson
                                 ---------------------------------------------
                                  Title: Senior Manager




$160,000,000                  THE ROYAL BANK OF SCOTLAND PLC


                              By: /s/ Clark McGinn
                                 ---------------------------------------------
                                  Title: Senior Vice President




$160,000,000                  WELLS FARGO BANK, N.A.


                              By: /s/ Jeffrey P. Rose
                                 ---------------------------------------------
                                  Title: Vice President




$160,000,000                  WESTDEUTSCHE LANDESBANK
                                  GIROZENTRALE, NEW YORK BRANCH


                              By: /s/ Duncan M. Robertson
                                 ---------------------------------------------
                                  Title: Director



                              By: /s/ Pascal Kabemba
                                 ---------------------------------------------
                                  Title: Associate Director

$120,000,000                  THE BANK OF NOVA SCOTIA


                              By: /s/ M. Van Otterloo
                                 ---------------------------------------------
                                  Title: Managing Director



$120,000,000                  DEUTSCHE BANK AG NEW YORK BRANCH
                                  AND/OR CAYMAN ISLANDS BRANCH


                              By: /s/ Robert B. Landis
                                 ---------------------------------------------
                                  Title: Managing Director



                              By: /s/ Philippe Sandmeier
                                 ---------------------------------------------
                                  Title: Director



$120,000,000                  MELLON BANK, N.A.


                              By: /s/ Nancy E. Gale
                                 ---------------------------------------------
                                  Title: Vice President



$120,000,000                  WACHOVIA BANK, N.A.


                              By: /s/ Christopher Borim
                                 ---------------------------------------------
                                  Title: Senior Vice President



$107,000,000                  THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                  NEW YORK BRANCH


                              By: /s/ Michael N. Oakes
                                 ---------------------------------------------
                                  Title: Senior Vice President

$90,000,000                   MERRILL LYNCH BANK USA


                              By: /s/ D. Kevin Imlay
                                 ---------------------------------------------
                                  Title: Senior Lending Officer




$90,000,000                   U.S. BANK NATIONAL ASSOCIATION


                              By: /s/ Thomas McCarthy
                                 ---------------------------------------------
                                  Title: Vice President




$75,000,000                   KEYBANK NATIONAL ASSOCIATION


                              By: /s/ Tony Yee
                                 ---------------------------------------------
                                  Title: Assistant Vice President




$53,000,000                   THE FUJI BANK, LIMITED


                              By: /s/ Masahito Fukuda
                                 ---------------------------------------------
                                  Title: Senior Vice President




$50,000,000                   THE SANWA BANK, LIMITED


                              By: /s/ Steven Yamada
                                 ---------------------------------------------
                                  Title: Vice President

$50,000,000                   SUMITOMO MITSUI BANKING
                                  CORPORATION


                              By: /s/ Leo Pagarigan
                                 ---------------------------------------------
                                  Title: Vice President




Total Commitments:
-----------------

$4,000,000,000
==============

                              BANK OF AMERICA, N.A.,
                                  as Administrative Agent


                              By: /s/ Richard M. Peck
                                 ---------------------------------------------
                                  Title: Vice President


                                  901 Main Street, 14th Floor
                                  Dallas, Texas  75202

                                  Attention: Ruth Delagarza
                                  Facsimile number:   (214) 290-8386
                                  Telephone number:   (214) 209-0989

                                  With a copy to:

                                  901 Main Street, 64th Floor
                                  Dallas, Texas  75202

                                  Attention: Richard Peck
                                  Facsimile number:   (214) 209-9390
                                  Telephone number:   (214) 209-2576